SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

                                 August 11, 2004
                                 DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)

                                   LEEP, INC.
              (Formerly known as Leading-Edge Earth Products, Inc.)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     Oregon
                            (STATE OF INCORPORATION)

                                   93-1002429
                                I.R.S. EMPLOYER)

                                   93-67656-S
                            (COMMISSION FILE NUMBER)

                               660 Fairfield Road
                             Montoursville, PA 11754
              (Formerly 200 S. Wacker Dr. #4000, Chicago, IL 60606)
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  800-788-3599
                              (U.S. Message Center)
                          REGISTRANT'S TELEPHONE NUMBER

Item 4.01. Change in Registrant's Certifying Accountant

1. On August 11, 2004 the Company dismissed Squar, Milner, Reehl & Williamson, LLP ("Squar Milner"), the Registrant's former independent certifying accountants. The dismissal and change of accountants was approved by resolution of LEEP, Inc. Board of Directors. Squar Milner reported on the Company's financial statements for the fiscal year ended April 30, 2001. Such report on the Company's financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles, other than their report was modified as to a going concern uncertainty.

2. During the fiscal year ended April 30, 2001 and the subsequent interim period through the August 11, 2004 date of the dismissal of Squar Milner (the former accountants), there were no disagreements with Squar Milner on any matter of accounting principles or practices, financial statement disclosures, or procedure, which would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

3. Attached as Exhibit 16.1 is a letter from Squar Milner confirming its agreement with the foregoing statements insofar as they relate to Squar Milner.

Exhibits:
16.1. Letter of Squar Milner, Reehl & Williamson, LLP, dated March 14, 2005

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 15, 2005                By: /s/ Grant Record
                                        ----------------------------------------
                                        Grant Record, Secretary



Questions and Comments:

All questions about the information provided in this 8-K report should be addressed via email to info ,leepinc.com. Alternately, questions can be directed via mail to: Secretary of the Corporation, PO Box 365, Montoursville, PA 17754.


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